                                                                     Exhibit 4.6

================================================================================

                                AMR HOLDCO, INC.
                               EMCARE HOLDCO, INC.

                     10% SENIOR SUBORDINATED NOTES DUE 2015

                             -----------------------

                                    INDENTURE

                          DATED AS OF FEBRUARY 10, 2005

                             -----------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                     TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                       Indenture
  Act Section                                                          Section
----------------                                                     -----------
310(a)(1).....................................................       7.10
   (a)(2).....................................................       7.10
   (a)(3).....................................................       N.A.
   (a)(4).....................................................       N.A.
   (a)(5).....................................................       7.10
   (b)........................................................       7.10
   (c)........................................................       N.A.
311(a)........................................................       7.11
   (b)........................................................       7.11
   (c)........................................................       N.A.
312(a)........................................................       2.05
   (b)........................................................       12.03
   (c)........................................................       12.03
313(a)........................................................       7.06
   (b)(1).....................................................       7.06
   (b)(2).....................................................       7.07
   (c)........................................................       7.06; 12.02
   (d)........................................................       7.06
314(a)........................................................       4.03; 12.02
   (c)(1).....................................................       12.04
   (c)(2).....................................................       12.04
   (c)(3).....................................................       N.A.
   (d)........................................................       N.A.
   (e)........................................................       12.05
   (f)........................................................       NA
315(a)........................................................       7.01
   (b)........................................................       7.05; 12.02
   (c)........................................................       7.01
   (d)........................................................       7.01
   (e)........................................................       6.11
316(a)(last sentence).........................................       2.09
   (a)(1)(A)..................................................       6.05
   (a)(1)(B)..................................................       6.04
   (a)(2).....................................................       N.A.
   (b)........................................................       6.07
   (c)........................................................       2.12
317(a)(1).....................................................       6.08
   (a)(2).....................................................       6.09
   (b)........................................................       2.04
318(a)........................................................       12.01
   (b)........................................................       N.A.
   (c)........................................................       12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture

                                TABLE OF CONTENTS

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                            Page
                                                                            ----
SECTION 1.01.   Definitions...............................................    1
SECTION 1.02.   Other Definitions.........................................   22
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act.........   23
SECTION 1.04.   Rules of Construction.....................................   23

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.   Form and Dating...........................................   24
SECTION 2.02.   Execution and Authentication..............................   24
SECTION 2.03.   Registrar and Paying Agent................................   25
SECTION 2.04.   Paying Agent To Hold Money in Trust.......................   25
SECTION 2.05.   Holder Lists..............................................   26
SECTION 2.06.   Transfer and Exchange.....................................   26
SECTION 2.07.   Replacement Notes,........................................   36
SECTION 2.08.   Outstanding Notes.........................................   37
SECTION 2.09.   Treasury Notes............................................   37
SECTION 2.10.   Temporary Notes...........................................   37
SECTION 2.11.   Cancellation..............................................   37
SECTION 2.12.   Defaulted Interest........................................   38
SECTION 2.13.   CUSIP Numbers.............................................   38

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   Notices to Trustee........................................   38
SECTION 3.02.   Selection of Notes To Be Redeemed.........................   38
SECTION 3.03.   Notice of Redemption......................................   39
SECTION 3.04.   Effect of Notice of Redemption............................   40
SECTION 3.05.   Deposit of Redemption Price...............................   40
SECTION 3.06.   Notes Redeemed in Part....................................   40
SECTION 3.07.   Optional Redemption.......................................   40
SECTION 3.08.   Mandatory Redemption......................................   41
SECTION 3.09.   Offer to Purchase.........................................   41

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Payment of Notes..........................................   42

                                                                               Page
                                                                               ----
SECTION 4.02.   Maintenance of Office or Agency..............................   43
SECTION 4.03.   Reports......................................................   43
SECTION 4.04.   Compliance Certificate.......................................   44
SECTION 4.05.   Taxes........................................................   45
SECTION 4.06.   Stay, Extension and Usury Laws...............................   45
SECTION 4.07.   Restricted Payments..........................................   45
SECTION 4.08.   Dividend and Other Payment Restrictions......................   48
SECTION 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock...   49
SECTION 4.10.   Asset Sales..................................................   52
SECTION 4.11.   Transactions with Affiliates.................................   53
SECTION 4.12.   Liens........................................................   55
SECTION 4.13.   Corporate Existence..........................................   56
SECTION 4.14.   Offer To Repurchase Upon Change of Control...................   56
SECTION 4.15.   Anti-Layering................................................   57
SECTION 4.16.   Limitation on Issuances of Guarantees of Indebtedness........   57
SECTION 4.17.   Business Activities..........................................   57
SECTION 4.18.   Designation of Restricted and Unrestricted Subsidiaries......   58

                                     ARTICLE 5

                                    SUCCESSORS

SECTION 5.01.   Merger, Consolidation, or Sale of Assets.....................   58
SECTION 5.02.   Successor Corporation Substituted............................   59

                                     ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default............................................   59
SECTION 6.02.   Acceleration.................................................   61
SECTION 6.03.   Other Remedies...............................................   61
SECTION 6.04.   Waiver of Past Defaults......................................   62
SECTION 6.05.   Control by Majority..........................................   62
SECTION 6.06.   Limitation on Suits..........................................   62
SECTION 6.07.   Rights of Holders of Notes To Receive Payment................   63
SECTION 6.08.   Collection Suit by Trustee...................................   63
SECTION 6.09.   Trustee May File Proofs of Claim.............................   63
SECTION 6.10.   Priorities...................................................   64
SECTION 6.11.   Undertaking for Costs........................................   64

                                     ARTICLE 7

                                      TRUSTEE

SECTION 7.01.   Duties of Trustee............................................   64
SECTION 7.02.   Rights of Trustee............................................   65
SECTION 7.03.   Individual Rights of Trustee.................................   66
SECTION 7.04.   Trustee's Disclaimer.........................................   66
SECTION 7.05.   Notice of Defaults...........................................   66
SECTION 7.06.   Reports by Trustee to Holders of the Notes...................   66

                                                                               Page
                                                                               ----
SECTION 7.07.   Compensation and Indemnity...................................   67
SECTION 7.08.   Replacement of Trustee.......................................   67
SECTION 7.09.   Successor Trustee by Merger, Etc.............................   68
SECTION 7.10.   Eligibility; Disqualification................................   68
SECTION 7.11.   Preferential Collection of Claims Against the Issuers........   69
SECTION 7.12.   Right to Setoff..............................................   69

                                     ARTICLE 8

                DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   Satisfaction and Discharge...................................   69
SECTION 8.02.   Option To Effect Legal Defeasance or Covenant Defeasance.....   70
SECTION 8.03.   Legal Defeasance.............................................   70
SECTION 8.04.   Covenant Defeasance..........................................   70
SECTION 8.05.   Conditions to Legal or Covenant Defeasance...................   71
SECTION 8.06.   Deposited Money and Cash Equivalents To Be Held in Trust;
                 Other Miscellaneous Provisions..............................   72
SECTION 8.07.   Repayment to the Issuers.....................................   72
SECTION 8.08.   Reinstatement................................................   72

                                     ARTICLE 9

                         AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   Without Consent of Holders of Notes..........................   73
SECTION 9.02.   With Consent of Holders of Notes.............................   74
SECTION 9.03.   Compliance With Trust Indenture Act..........................   75
SECTION 9.04.   Revocation and Effect of Consents............................   75
SECTION 9.05.   Notation on or Exchange of Notes.............................   75
SECTION 9.06.   Trustee To Sign Amendments, Etc..............................   75

                                    ARTICLE 10

                                   SUBORDINATION

SECTION 10.01.  Agreement to Subordinate.....................................   76
SECTION 10.02.  Liquidation; Dissolution; Bankruptcy.........................   76
SECTION 10.03.  Default on Designated Senior Debt............................   76
SECTION 10.04.  Acceleration of Securities...................................   77
SECTION 10.05.  When Distribution Must Be Paid Over..........................   77
SECTION 10.06.  Notice By the Issuers........................................   78
SECTION 10.07.  Subrogation..................................................   78
SECTION 10.08.  Relative Rights..............................................   78
SECTION 10.09.  Subordination May Not Be Impaired by the Issuers.............   78
SECTION 10.10.  Distribution or Notice to Representative.....................   78
SECTION 10.11.  Rights of Trustee and Paying Agent...........................   79
SECTION 10.12.  Authorization To Effect Subordination........................   79
SECTION 10.13.  Amendments...................................................   79
SECTION 10.14.  Trust Payments and Distributions.............................   79

                                                                                            Page
                                                                                            ----
                                          ARTICLE 11

                                          GUARANTEES

SECTION 11.01.  Guarantee.................................................................   80
SECTION 11.02.  Subordination of Guarantee................................................   81
SECTION 11.03.  Limitation on Guarantor Liability.........................................   81
SECTION 11.04.  Execution and Delivery of Guarantee.......................................   81
SECTION 11.05.  Releases..................................................................   81

                                          ARTICLE 12

                                         MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls..............................................   82
SECTION 12.02.  Notices...................................................................   82
SECTION 12.03.  Communication by Holders of Notes With Other Holders of Notes.............   84
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent........................   84
SECTION 12.05.  Statements Required in Certificate or Opinion.............................   84
SECTION 12.06.  Rules by Trustee and Agents...............................................   84
SECTION 12.07.  No Personal Liability of Directors, Officers, Employees and Stockholders..   85
SECTION 12.08.  Governing Law.............................................................   85
SECTION 12.09.  No Adverse Interpretation of Other Agreements.............................   85
SECTION 12.10.  Successors................................................................   85
SECTION 12.11.  Severability..............................................................   85
SECTION 12.12.  Counterpart Originals.....................................................   85
SECTION 12.13.  Table of Contents, Headings, Etc..........................................   85

                                           EXHIBITS

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF IAI CERTIFICATE
Exhibit E    FORM OF SUBSIDIARY GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE dated as of February 10, 2005 among AMR HoldCo, Inc., a Delaware corporation ("AMR HoldCo"), EmCare HoldCo, Inc., a Delaware corporation ("EmCare HoldCo" and, together with AMR HoldCo, the "Issuers"), each of the Guarantors named herein, as Guarantors, and U.S. Bank Trust National Association, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

      The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Senior Subordinated Notes due 2015 (the "Notes"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

      "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Notes" has the meaning given to such term in Section 2.02.

      "Administrative Agent" means Bank of America, N.A., in its capacity as Administrative Agent for the lenders party to the Senior Credit Facilities, or any successor thereto or any person otherwise appointed.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for the purposes of Section 4.11 and
Section 4.16 only, beneficial ownership of 10% or more of the Voting Stock in a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary and any Participant that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition (a "Disposition") of any assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.14 and/or the provisions of Section 5.01 hereof and not by the provisions of Section
      4.10 hereof); and

            (2) the issue or sale by an Issuer or any Restricted Subsidiary of an Issuer of Equity Interests of any of such Issuer's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

            (a) that have a fair market value in excess of $2.0 million, or

            (b) for net proceeds in excess of $2.0 million;

provided that the sale of EmCare HoldCo substantially in its entirety shall be deemed to be an Asset Sale by AMR HoldCo.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) a disposition of assets by an Issuer to an Issuer or a Restricted Subsidiary of an Issuer or by a Restricted Subsidiary of an Issuer to an Issuer or to any other Restricted Subsidiary of an Issuer;

            (2) an issuance of Equity Interests by a Restricted Subsidiary of an Issuer to an Issuer or to another Restricted Subsidiary of such Issuer;

            (3) the issuance of Equity Interests by a Restricted Subsidiary of an Issuer in which the percentage interest (direct and indirect) in the Equity Interests of such Person owned by the Issuers, after giving effect to such issuance, is at least equal to their percentage interest prior to such issuance;

            (4) a Restricted Payment that is permitted by Section 4.07 hereof;

            (5) a disposition in the ordinary course of business;

            (6) any Liens permitted by this Indenture and foreclosures thereon;

            (7) any exchange of property pursuant to Section 1031 on the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

            (8) the license or sublicense of intellectual property or other general intangibles;

            (9) the lease or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Issuers and their Restricted Subsidiaries taken as a whole; and

            (10) the sale or other disposition of cash or Cash Equivalents.

      "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capital Lease Obligations under GAAP.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means (1) with respect to a Person that is a corporation or limited liability company, the board of directors, board of managers or equivalent governing board of such Person or any duly authorized committee thereof, (2) with respect to a Person that is a limited partnership, the board of directors, board of managers or equivalent governing board of such Person's general partner, and (3) with respect to any other Person, the governing body of such Person most closely approximating the governing bodies contemplated in the preceding clauses (1) and (2).

      "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) Government Securities having maturities of not more than twelve months from the date of acquisition;

            (3) time deposit accounts, term deposit accounts, money market deposit accounts, time deposits, bankers' acceptances, certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities of twelve months or less from the date of acquisition, overnight bank deposits, and demand deposit accounts in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having the rating of "P-2" (or higher) from Moody's Investors Service, Inc. or "A-2" (or higher) from Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and

            (6) any fund investing substantially all its assets in investments that constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      "Change of Control" means the occurrence of any of the following:

            (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuers and their Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Sponsor or a Related Party of the Sponsor;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Issuers;

            (3) prior to the first Public Equity Offering that results in a Public Market, the Sponsor and its Related Parties cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent, whether as a result of the issuance of securities of Parent, any merger, consolidation, liquidation or dissolution of Parent, any direct or indirect transfer of securities by the Sponsor and its Related Parties or otherwise;

            (4) on or after the first Public Equity Offering that results in a Public Market, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Sponsor and its Related Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35.0% or more of the total voting power of the Voting Stock of Parent; provided, however, that the Sponsor and its Related Parties are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Parent than such other Person or group;

            (5) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors of Parent;

            (6) Parent ceases to own all of the outstanding Capital Stock of each of the Issuers (other than Disqualified Stock properly incurred under Section 4.09) other than as a consequence of a sale of all of Capital Stock of EmCare HoldCo in a transaction that otherwise complies with the other provisions of this Indenture including Section 4.10; provided that such transaction does not constitute a transaction of the type described in clause (1) of this definition; or

            (7) (a) the consolidation or merger of Parent or an Issuer with or into another portfolio operating company of Sponsor (whether or not Parent or such Issuer is the surviving corporation) (other than a transaction that would not constitute a Change of Control under clause (6) above), (b) the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of Parent or an Issuer to another portfolio operating company of Sponsor or (c) the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets or a majority of the Voting Stock of a portfolio operating company of Sponsor to Parent, an Issuer or a Restricted Subsidiary of an Issuer, in each of the foregoing clauses (a), (b) and (c), pursuant to a transaction in which the fair market value of the portfolio operating company exceeds the combined fair market value at such time of the Issuers, each as certified to the Trustee in an Officers' Certificate based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (minus) to the extent deducted (added) in computing such Consolidated Net Income:

            (1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period; plus (minus)

            (2) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations); plus (minus)

            (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus (minus)

            (4) expenses and charges of the Issuers related to the Transactions which are paid, taken or otherwise accounted for within one year of the consummation of the Transactions; plus (minus)

            (5) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions); plus (minus)

            (6) amounts paid pursuant to the Management Agreement; plus (minus)

            (7) non-recurring, extraordinary or unusual non-operating charges or gains (excluding any write-offs of accounts receivable presented on the November 30, 2004 combined balance sheet of the Issuers included in this offering memorandum); plus (minus)

            (8) Minority Interest with respect to any Restricted Subsidiary of an Issuer; plus

            (9) all lease payments in respect of operating leases arising out of Sale and Leaseback Transactions with respect to which and to the extent that an Issuer or any Restricted Subsidiary was deemed to have incurred Attributable Debt.

      Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

            (1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a combined, consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense) plus the interest component of all payments associated with Attributable Debt determined by such Person in good faith on a basis consistent with comparable determinations for Capital Lease Obligations under GAAP; plus

            (2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

      Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or (subject to clause
      (2) below) a Restricted Subsidiary thereof;

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; and

            (3) the cumulative effect of a change in accounting principles shall be excluded.

provided, further, that Consolidated Net Income shall be reduced by the amount of all dividends on Disqualified Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Parent who:

            (1) was a member of such Board of Directors of Parent on the date of this Indenture;

            (2) was nominated for election or elected to such Board of Directors of Parent with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

            (3) was nominated by the Sponsor or a Related Party thereof.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Designated Senior Debt" means:

            (1) any Indebtedness outstanding under the Senior Credit Facilities; and

            (2) any other Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Issuers as "Designated Senior Debt."

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions of Section 4.10 and Section 4.14, and such Capital Stock specifically provide that the Issuers will not redeem or repurchase any such Capital Stock pursuant to such provisions prior to the Issuers' purchase of the Notes as required pursuant to the provisions of Section 4.10 and Section 4.14.

      "Domestic Restricted Subsidiary" means, with respect to the Issuers, any Wholly Owned Restricted Subsidiary of an Issuer that was formed under the laws of the United States of America.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offering of the Qualified Equity Interests of Parent; provided, however, that such net proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed plus the amount of any applicable premium thereon are received by an Issuer as a capital contribution or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer in accordance with Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means Indebtedness of the Issuers and their respective Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of this Indenture, until such amounts are repaid.

      "Fixed Charge Coverage Ratio" means with respect to any Person or Persons for any period, the ratio of the combined (if applicable, but without duplication) Consolidated Cash Flow of such Person for such period to the combined (if applicable, but without duplication) Fixed Charges of such Person for such period. In the event that an Issuer or any Restricted Subsidiary of an Issuer incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period;

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by an Issuer or any Restricted Subsidiary of an Issuer, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis (to be calculated in accordance with Article 11-02 of Regulation S-X, but giving effect to Pro Forma Cost Savings) after giving effect to Pro Forma Cost Savings, shall be deemed to have occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded;

            (3) the Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

            (4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

            (1) the Consolidated Interest Expense of such Person for such period; plus

            (2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (3) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Qualified Equity Interests, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Foreign Subsidiary" means any Subsidiary of an Issuer that is not organized under the laws of a state or territory of the United States or the District of Columbia.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance
Article 2 of this Indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantees" means the Subsidiary Guarantees and the Parent Guarantee.

      "Guarantors" means Parent and each Subsidiary of an Issuer that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

            (2) other agreements or arrangements designed to change the allocation of risk due to fluctuations in interest rates, currency exchange rates or commodity prices.

      "Holder" means a Person in whose name a Note is registered.

      "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of:

            (1) borrowed money;

            (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) bankers' acceptances;

            (4) Capital Lease Obligations;

            (5) Attributable Debt; or

            (6) (a) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (b) representing the net amount payable in respect of any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed fair market value of the asset and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge by an Issuer of the Capital Stock of an Unrestricted Subsidiary of such Issuer to secure Non-Recourse Debt of such Unrestricted Subsidiary. In no event shall non-contractual obligations or liabilities in respect of any Capital Stock constitute Indebtedness under this definition.

      The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

            (2) the principal amount thereof in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" has the meaning given to such term in Section 2.02.

      "Insolvency or Liquidation Proceedings" means, with respect to any Person:

            (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to such Person or to the creditors of such Person, as such, or to the assets of such Person;

            (2) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary, and involving insolvency or bankruptcy; or

            (3) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Insurance Subsidiary" means any Subsidiary of an Issuer (including without limitation EMCA Insurance Company, Ltd.) that is engaged solely in the medical malpractice insurance business, workers compensation and other insurance business for the underwriting of insurance policies for, or for the benefit of, the Parent and its Subsidiaries and Related Professional Corporations and those employees, officers, directors and contractors of the foregoing Persons who provide professional medical services to patients.

      "Interest" means, with respect to the Notes, interest and Liquidated Damages, if any, on the Notes.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel advances and other loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If an Issuer or any Restricted Subsidiary of an Issuer sells or otherwise disposes of any Equity

Interests of any direct or indirect Restricted Subsidiary of such Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of such Issuer, then such Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. Notwithstanding the foregoing, purchases, redemptions or other acquisitions of Equity Interests of an Issuer or any direct or indirect parent of an Issuer shall not be deemed Investments. The amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding the foregoing, Restricted Payments of the type described in clause (2) of the definition thereof shall not be deemed to be Investments.

      "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any consensual filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than filings in respect of leases otherwise permitted under this Indenture.

      "Liquidated Damages" means the additional interest (if any) payable by the Issuers under the Registration Rights Agreement.

      "Management Agreement" means the Management Agreement dated as of February 10, 2005 between the Issuers and Onex Partners Manager LP, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to such Issuer or such Restricted Subsidiary than the contract or agreement as in effect on the date of this Indenture.

      "Minority Interest" means, with respect to any Person, interests in income
(loss) of any of such Person's Subsidiaries held by one or more Persons other than such Person or another Subsidiary of such Person, as reflected on such Person's consolidated financial statements.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) for purposes of calculating Consolidated Cash Flow only, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale or (b) the acquisition or disposition of any securities by such Person or any of its Restricted Subsidiaries;

            (2) any income or expense incurred in connection with the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

            (3) for purposes of calculating Consolidated Cash Flow only, any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss;

            (4) any depreciation, amortization, non-cash impairment or other non-cash charges or expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17 or SFAS Nos. 141 and 142;

            (5) any gain, loss, income, expense or other charge recognized or incurred in connection with changes in value or dispositions of Investments made pursuant to clause (6) of the definition of Permitted Investments (it being understood that this clause (5) shall not apply to any expenses incurred in connection with the funding of contributions to any plan); and

            (6) to the extent not otherwise deducted in calculating such Person's Net Income, the amount of any Restricted Payments of the type contemplated by clause (8) or (9) of the second paragraph of Section 4.07 made during the applicable period.

      "Net Proceeds" means the aggregate cash proceeds received by an Issuer or any Restricted Subsidiary of an Issuer in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, and sales and brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) cash escrows (until released from escrow to the seller).

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither Issuer nor any Restricted Subsidiary of an
      Issuer:

                  (a) provides credit support of any kind (including any
            undertaking, agreement or instrument that would constitute Indebtedness),

                  (b) is directly or indirectly liable as a guarantor or
            otherwise, or

                  (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of an Issuer or any Restricted Subsidiary of an Issuer to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than stock of an Unrestricted Subsidiary pledged by an Issuer to secure debt of such Unrestricted Subsidiary) or assets of such Issuer or such Restricted Subsidiary.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes, if any are issued, shall be treated as a single class for all purposes under this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed by any two of the following officers of Parent: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuers.

      "Parent" means Emergency Medical Services L.P.

      "Parent Guarantee" means the senior subordinated guarantee by Parent of the Issuers' payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

      "Pari Passu Indebtedness" means any Indebtedness of an Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

      "Participant" means, with respect to the Depositary or a participant of the Depositary, or a Person who has an account with the Depositary or a participant of the Depositary, respectively.

      "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Permitted Business" means any business in which the Issuers and their respective Restricted Subsidiaries are engaged on the date of this Indenture or any business reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

      "Permitted Investments" means:

            (1) any Investment in an Issuer or in any Restricted Subsidiary of an Issuer;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by an Issuer or any Restricted Subsidiary of an Issuer in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of an Issuer; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary of an Issuer;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

            (5) any Investment made for consideration consisting solely of Qualified Equity Interests;

            (6) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by an Issuer and any Restricted Subsidiary of an Issuer in connection with such plans;

            (7) any Investment received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of an Issuer or any Restricted Subsidiary of an Issuer, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes with Persons that are not Affiliates;

            (8) Hedging Obligations permitted under Section 4.09;

            (9) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

            (10) pledges or deposits by a Person under workers compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

            (11) loans or advances to officers, directors or employees of an Issuer or a Restricted Subsidiary of an Issuer in connection with the purchase by such Persons of Equity Interests of Parent or any direct or indirect parent of the Issuers so long as the cash proceeds of such purchase received by Parent or such other Person are contemporaneously contributed to the common equity capital of an Issuer;

            (12) loans and advances to Related Professional Corporations made pursuant to management, practice support and similar agreements entered into in the ordinary course of business; and

            (13) other Investments made after the date of this Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of this Indenture, not to exceed the greater of (a) $25.0 million or (b) 20% of the combined Consolidated Cash Flow of the Issuers for the four full fiscal quarters of the Issuers immediately preceding such Investment for which financial statements are available.

      "Permitted Liens" means:

            (1) Liens in favor of an Issuer or any Restricted Subsidiary of an Issuer;

            (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with an Issuer or any Restricted Subsidiary of an Issuer; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with an Issuer or any Restricted Subsidiary of an Issuer;

            (3) Liens on property existing at the time of acquisition thereof by an Issuer or any Restricted Subsidiary of an Issuer; provided that such Liens were not incurred in contemplation of such acquisition;

            (4) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section
      4.09 hereof;

            (5) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (2), (3) and (4) and this clause (5); provided that in the case of Liens securing Permitted Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (2), (3) and (4) and this clause (5), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

            (6) Liens incurred in the ordinary course of business of an Issuer or any Restricted Subsidiary of an Issuer with respect to obligations that do not exceed $7.5 million at any one time outstanding and that: (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Issuer or such Restricted Subsidiary;

            (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (8) Liens created for the benefit of (or to secure) the Notes (or the Guarantees) or payment obligations to the Trustee;

            (9) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts; and

            (10) Liens securing Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture.

      "Permitted Refinancing Indebtedness" means any Indebtedness of an Issuer or any Restricted Subsidiary of an Issuer issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of an Issuer or any Restricted Subsidiary of an Issuer; provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Pro Forma Cost Savings" means, with respect to any period, the reductions in costs (including, without limitation, such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented, specifically identified to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs.

      "Public Equity Offering" means an underwritten public offering of common stock (or, if Parent is not a corporation, other Qualified Equity Interests substantially analogous to common stock) of Parent pursuant to an effective registration statement under the Securities Act.

      "Public Market" means any time after (a) a Public Equity Offering has been consummated and (b) at least 20.0% of the total issued and outstanding common equity of Parent has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Equity Interests" means Equity Interests of the Issuers other than Disqualified Stock.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 10, 2005, by and among Parent, the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes resold in reliance on Rule 904 of Regulation S.

      "Related Party" with respect to any Sponsor means:

            (1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (1);

provided that "Related Party" shall not include any portfolio operating companies of Sponsor.

      "Related Professional Corporation" means a professional corporation that is owned by one or more physicians, independent contractor physicians and/or healthcare facilities in each case (a) to whom an Issuer, any Restricted Subsidiary of an Issuer or another Related Professional Corporation provides management services pursuant to a management services, practice support or similar agreement and (b) except for the effect of the preceding clause (a), is not otherwise an Affiliate of the Issuers and their respective Restricted Subsidiaries.

      "Reorganization Securities" means securities distributed to Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and this Indenture are, and provide to the holders of Senior Debt.

      "Representative" means the Trustee, agent or representative for any Senior Debt.

      "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to an Issuer or a Restricted Subsidiary of an Issuer of any property, whether owned by an Issuer or any such Restricted Subsidiary on the date of this Indenture or later acquired, which has been or is to be sold or transferred by an Issuer or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Facilities" means the Credit Agreement dated the date of this Indenture among the Issuers the guarantors party thereto, the Administrative Agent and Banc of America Securities LLC and J.P. Morgan Securities Inc., as co-arrangers, and the other agents and lenders named therein, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including increases in principal amount.

      "Senior Debt" means:

            (1) all Indebtedness outstanding under the Senior Credit Facilities, including any Guarantees thereof and all Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness thereunder;

            (2) any other Indebtedness properly incurred by the Issuers or the Guarantors under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and/or the Guarantees, as applicable; and

            (3) all Obligations with respect to the preceding clauses (1) and
      (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is allowed as a claim under applicable law).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

            (1) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of an Issuer or any Guarantor;

            (2) any liability for federal, state, local or other taxes owed or owing by an Issuer or any Guarantor;

            (3) any Indebtedness of an Issuer to Parent or any Subsidiary of an Issuer;

            (4) any trade payables;

            (5) any Indebtedness that is incurred in violation of this Indenture; provided that as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the Holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of an Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture;

            (6) obligations or liabilities in respect of Capital Stock; or

            (7) Indebtedness to, or guarantee on behalf of, any Affiliate of Parent or any of its Subsidiaries.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Restricted Subsidiary, or group of Restricted Subsidiaries when taken together, that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Sponsor" means Onex Partners LP, Onex Corporation and their respective Affiliates other than portfolio operating companies of any of the foregoing.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Trustee.

      "Subsidiary" means, with respect to any Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantee" means the senior subordinated guarantee by each Subsidiary of an Issuer's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

      "Subsidiary Guarantor" means the Subsidiary of an Issuer that guarantees such Issuer's payment obligations under this Indenture and the Notes.

      "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Total Assets" means the total combined, consolidated assets of the Issuers and their respective Restricted Subsidiaries, as would be shown on the Issuers' consolidated balance sheet in accordance with GAAP on the date of determination.

      "Transactions" means the acquisition of American Medical Response, Inc. and EmCare Holdings Inc. (together, the "Targets"), the cash equity contribution relating thereto, the issuance and sale of these notes, the execution and delivery of the Credit Agreement relating to the Senior Credit Facilities and documents related thereto and the initial extension of credit thereunder, and other transactions contemplated by the purchase agreements entered into and consummated in connection with the acquisition of the Targets and the payment of fees and expenses in connection with the foregoing.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means with respect to any Person, any Subsidiary of such Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted under Section 4.11, is not party to any agreement, contract, arrangement or understanding with an Issuer or any Restricted Subsidiary of an Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of an Issuer;

            (3) is a Person with respect to which neither an Issuer nor any Restricted Subsidiary of an Issuer has any direct or indirect obligation
      (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of an Issuer or any Restricted Subsidiary of an Issuer.

      Any designation of a Subsidiary of an Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. On the date of this Indenture, EMCA Insurance Company, Ltd. will be an Unrestricted Subsidiary without any further action on the part of the Issuers. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of an Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 4.09 hereof, the Issuers shall be in default of such section. The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary of an Issuer to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if: (1) such Indebtedness is permitted under
Section 4.09, and (2) no Default or Event of Default would be in existence following such designation.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares of Foreign Subsidiaries required to be owned by foreign nationals pursuant to applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

                                                                        Defined in
Term                                                                     Section
----                                                                    ----------
"Affiliate Transaction"...........................................         4.11
"Asset Sale Offer"................................................         4.10

                                                                        Defined in
Term                                                                     Section
----                                                                    ----------
"Authentication Order"............................................         2.02
"Change of Control Offer".........................................         4.14
"Change of Control Payment".......................................         4.14
"Change of Control Payment Date"..................................         4.14
"Covenant Defeasance".............................................         8.04
"Event of Default"................................................         6.01
"Excess Proceeds".................................................         4.10
"incur"...........................................................         4.09
"Legal Defeasance"................................................         8.03
"Offer Amount"....................................................         3.09
"Offer Period"....................................................         3.09
"Paying Agent"....................................................         2.03
"Permitted Debt"..................................................         4.09
"Purchase Date"...................................................         3.09
"Registrar".......................................................         2.03
"Repurchase Offer"................................................         3.09
"Restricted Payments".............................................         4.07

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01. Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

      (c) Participant Procedures Applicable. The provisions of any document governing usage of a Participant shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by any such Participant.

SECTION 2.02. Execution and Authentication.

      One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

      If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate (i) on the date of this Indenture, Notes for original issue in the aggregate principal amount not to exceed $250,000,000 (the "Initial Notes"), (ii) additional Notes (the "Additional Notes") having identical terms and conditions to the Initial Notes, except for issue date, issue price and first interest payment date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.09) and (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Issuers in the form of a certificate of an Officer of the Issuers (an "Authentication Order"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03. Registrar and Paying Agent.

      The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Any Issuer or any of their Restricted Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Article 8, neither of the Issuers nor any of their respective Affiliates shall act as Paying Agent.

      The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust.

      The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If any Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.06. Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (1) if the Holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the Holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities

            Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this
            Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer shall be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer shall be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

            (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A)(1) TO AMR HOLDCO, INC., EMCARE HOLDCO, INC. OR ANY RESPECTIVE SUBSIDIARY THEREOF, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE

            EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

            (B) Notwithstanding the foregoing, any Global Note or Definitive
      Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
      (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

            (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or any Issuer shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

SECTION 2.07. Replacement Notes,

      If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

      Every replacement Note issued pursuant to this Section 2.07 is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuers. Subject to
Section 2.07, the Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

      If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP Numbers.

      The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee.

      If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days but not more than 75 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. Selection of Notes To Be Redeemed.

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of a partial redemption pursuant to Section 3.07(a) hereof, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 75 days prior to the redemption date by the Trustee (unless a shorter time period shall be satisfactory to the Trustee) from the outstanding Notes not previously called for redemption.

      No Notes of $1,000 or less shall be redeemed in part; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.03. Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. Deposit of Redemption Price.

      On or before 2:00pm (NY time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

      (a) At any time prior to February 15, 2008 the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of Additional Notes) issued under this Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that
(1) at least 65% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and (2) such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

      (b) On or after February 15, 2010, the Issuers may, on one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year                                                              Percentage
----                                                              ----------
2010.......................................................        105.000%
2011.......................................................        103.333%
2012.......................................................        101.667%
2013 and thereafter........................................        100.000%

      (c)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. Mandatory Redemption.

      Except as set forth below in Sections 4.10 and 4.14, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. Offer to Purchase.

      In the event that, pursuant to Section 4.10 or 4.14 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), they shall follow the procedures specified below.

      The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no subsequent interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

      Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

      (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.14 hereof and the length of time the Repurchase Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may only elect to have all of such Note purchased or a portion of such Note in denominations of $1,000 or integral multiples thereof;

      (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01. Payment of Notes.

      The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if a Person other than an Issuer or a Subsidiary thereof, holds as of 2:00 p.m. (noon) Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

      The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. Reports.

      So long as any Notes are outstanding, the Issuers shall furnish to the Holders or cause the Trustee to furnish to the Holders, in each case within the time periods that such information would have otherwise been required to have been provided to the Commission if the rules and regulations applicable to the filing of such information were applicable to the Issuers:

            (1) all quarterly and annual information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuers' certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

      The availability of the foregoing materials on the Commission's EDGAR service shall be deemed to satisfy the Issuers' delivery obligation. To the extent permitted by the Exchange Act and the rules and regulations promulgated thereunder assuming the Issuers and Parent were subject thereto, Parent or the Issuers may satisfy the Issuers' obligations under this Section 4.03 by filing all or any portion of the foregoing reports (including, but not limited to, any financial statements contained therein) on a consolidated basis as among Parent, the Issuers and the Issuers' several Subsidiaries.

      Prior to the consummation of the exchange offer or registration of the Notes contemplated by the Registration Rights Agreement and at any time during which the Commission will not accept filing of the foregoing reports for inclusion in the EDGAR system, the posting of the foregoing reports on the Issuers' web sites shall be deemed to satisfy the Issuers' delivery obligation; provided that the Issuers' shall use reasonable efforts to inform Holders of Notes of the availability of such reports, which may be satisfied by, among other things, a press release on any national business press release wire service.

      Following the consummation of the exchange offer or registration of the Notes contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuers shall file a copy of all the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act. The Issuers shall at all times comply with Trust Indenture Act Section 314(a).

SECTION 4.04. Compliance Certificate.

      (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, no Default or Event of Default occurred during such preceding fiscal year (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

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SECTION 4.05. Taxes.

      Each Issuer shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

      Each Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Restricted Payments.

      The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of an Issuer's or any of their respective Restricted Subsidiary's Equity Interests (including, without limitation, any payment on such Equity Interests in connection with any merger or consolidation involving an Issuer) or to the direct or indirect holders of an Issuer's or any of their respective Restricted Subsidiary's Equity Interests in their capacity as such other than dividends or distributions payable in Qualified Equity Interests;

            (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of an Issuer or any direct or indirect parent of an Issuer;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except (i) payments of interest or principal at Stated Maturity thereof, (ii) payments of interest or principal on or in respect of Indebtedness owed to and held by an Issuer or any Restricted Subsidiary and (iii) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

            (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (2) the Issuers would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their respective Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is not greater than the sum, without duplication, of:

            (a) 50% of the combined Consolidated Net Income of the Issuers for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the date of this Indenture occurs to the end of the Issuers' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (b) 100% of the aggregate net cash proceeds received by an Issuer as a contribution to such Issuer's capital or received by an Issuer from the issue or sale since the date of this Indenture (other than to a Subsidiary of such Issuer) of Qualified Equity Interests or of Disqualified Stock or debt securities of such Issuer that have been converted into Qualified Equity Interests, plus

            (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents or becomes an interest in a Restricted Subsidiary of an Issuer, the lesser of (i) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

            (d) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Unrestricted Subsidiary (as certified to the Trustee in an Officers' Certificate) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to an Issuer or any Restricted Subsidiary of an Issuer, 100% of any such cash dividends or cash distributions made after the date of this Indenture.

      The preceding provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of an Issuer or any Restricted Subsidiary of an Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of such Issuer) of, Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness of an Issuer or any Restricted Subsidiaries of an Issuer with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend (or in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of an Issuer to the holders of its Equity Interests on a pro rata basis, taking into account the relative preferences, if any, of the various classes of equity interests in such Restricted Subsidiary;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of an Issuer held by any current or former officer, director, consultant or employee of an Issuer or any Restricted Subsidiary of an Issuer (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate price paid by the Issuers and their respective Restricted Subsidiaries shall not exceed $5.0 million in any calendar year (excluding for purposes of calculating such amount the purchase price of Equity Interests repurchased, redeemed, acquired or retired with the proceeds from the repayment of loans by an Issuer or a Restricted Subsidiary of an Issuer made for the purpose of purchasing such Equity Interests), with unused amounts in any calendar year being carried over for one additional calendar year;

            (6) the declaration and payment of dividends on Disqualified Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Disqualified Stock, the Issuers would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
      4.09 hereof;

            (7) repurchases of Equity Interests deemed to occur upon the exercise of stock options to the extent that such Equity Interests represent a portion of the exercise price thereof;

            (8) payments permitted under clauses (7), (8) and (9) of Section
      4.11;

            (9) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of an Issuer or any Restricted Subsidiary of an Issuer or any subordinated Indebtedness of an Issuer or a Guarantor (other than Equity Interests or subordinated Indebtedness issued to or at any time held by an Affiliate of any such Person), in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such Equity Interests or subordinated Indebtedness upon the occurrence of a Change of Control or with the proceeds of Asset Sales as defined in the charter provisions, agreements or instruments governing such Equity Interests or subordinated Indebtedness; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and the Issuer has purchased all Notes validly tendered in connection with that Change of Control Offer or Asset Sale Offer; and

            (10) other Restricted Payments in an aggregate amount up to $20.0 million;

provided that, in the case of clause (5), (6), (9) or (10), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the making of the Restricted Payment contemplated thereby.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by such Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture. The fair market value of any non-cash Restricted Payment shall be certified to the Trustee in such Officers' Certificate. Such Officers' Certificate must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $20.0 million.

SECTION 4.08. Dividend and Other Payment Restrictions.

      The Issuers shall not, and shall not permit the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of an Issuer to:

            (1) pay dividends or make any other distributions to an Issuer or any Restricted Subsidiary of an Issuer (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

            (2) pay any Indebtedness owed to an Issuer or any Restricted Subsidiary of an Issuer;

            (3) make loans or advances to an Issuer or any Restricted Subsidiary of an Issuer; or

            (4) transfer any of its properties or assets to an Issuer or any Restricted Subsidiary of an Issuer.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness as in effect on the date of this Indenture;

            (2) the Senior Credit Facilities as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, of any thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not, taken as a whole, materially more restrictive with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or Senior Credit Facilities as in effect on the date of this Indenture;

            (3) this Indenture, the Notes, the Guarantees, the Exchange Securities or the Registration Rights Agreement;

            (4) any applicable law, rule, regulation or order;

            (5) any instrument or agreement of a Person acquired by an Issuer or any Restricted Subsidiary of an Issuer as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

            (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in clause (4) of the preceding paragraph;

            (8) secured Indebtedness otherwise permitted under this Indenture, the terms of which limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (9) Permitted Refinancing Indebtedness; provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, taken as a whole, materially more restrictive to the Holders of Notes than those contained in the agreements governing the Indebtedness being refinanced;

            (10) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by such Restricted Subsidiary or transfers such asset pending the sale or other disposition;

            (11) provisions limiting the disposition, dividend or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock or equity sale agreements and other similar agreements, which limitation is applicable only to the assets or property that are the subject of such agreements; and

            (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

      The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Issuers shall not issue any Disqualified Stock and shall not permit any of their respective Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers or any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt), the Issuers may issue Disqualified Stock and any of the Subsidiary Guarantors may issue preferred stock if the Fixed Charge Coverage Ratio for the Issuers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this Section 4.09 shall not prohibit the incurrence of any or the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Indebtedness and reimbursement obligations in respect of letters of credit pursuant to the Senior Credit Facilities; provided that the aggregate amount of all Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the Senior Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $450.0 million less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Proceeds applied to repayments under the Senior Credit Facilities in accordance with
      Section 4.10;

            (2) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Existing Indebtedness;

            (3) the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Notes originally issued on the date of this Indenture and the Subsidiary Guarantees, and the Exchange Securities to be issued pursuant to the Registration Rights Agreement in respect thereof;

            (4) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of an Issuer or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets) in an aggregate principal amount or accreted value, as applicable, not to exceed at any time outstanding the greater of $25.0 million and 2.5% of Total Assets at the time of any incurrence under this clause (4);

            (5) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by an Issuer or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by an Issuer or a Subsidiary of an Issuer; provided further, that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (5), and Permitted Refinancing Indebtedness in respect thereof, does not exceed $25.0 million;

            (6) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness incurred pursuant to the first paragraph of this Section 4.09, clause (2) or (3) above or this clause (6);

            (7) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of intercompany Indebtedness between or among an Issuer and another Issuer or between an Issuer and any Restricted Subsidiary of an Issuer; provided, however, that:

            (a) if an Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of an Issuer, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

            (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary of an Issuer or (ii) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary of an Issuer shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary, as the case may be, not permitted by this clause
      (7);

            (8) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

            (9) the Guarantee by an Issuer or a Subsidiary Guarantor of Indebtedness of an Issuer or a Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

            (10) the issuance by a Restricted Subsidiary of an Issuer to an Issuer or any Restricted Subsidiary that is a Wholly-Owned Subsidiary of an Issuer of preferred stock; provided that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than an Issuer or a Subsidiary Guarantor and
      (b) any sale or other transfer of any such preferred stock to a Person that is neither an Issuer nor a Restricted Subsidiary of an Issuer shall be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary Guarantor that is not permitted by this clause (10);

            (11) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer in respect of workers' compensation claims, self-insurance obligations, indemnities, bankers' acceptances, performance, completion and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

            (12) Indebtedness arising from agreements of an Issuer or any Restricted Subsidiary of an Issuer providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of an Issuer or any Restricted Subsidiary of an Issuer (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by such Issuer and/or such Restricted Subsidiary in connection with such disposition;

            (13) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

            (14) Indebtedness of the type described in clause (6)(a) of the definition thereof together with contingent liabilities arising out of transactions contemplated thereby not to exceed $20.0 million at any one time outstanding; and

            (15) the incurrence by an Issuer or any Restricted Subsidiary of an Issuer of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuers shall be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.09 (except that Indebtedness incurred under the Senior Credit Facilities on the date of this Indenture shall be deemed to have been incurred pursuant to clause (1) above). In addition, the Issuers may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this
Section 4.09 hereof; provided that the Issuers would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this Section 4.09 hereof, as the case may be, at such time of reclassification. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09.

SECTION 4.10. Asset Sales.

      The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) such Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value, if greater than $5.0 million, is certified to the Trustee in an Officers' Certificate;

            (3) at least 75% of the consideration received therefor by such Issuer (or such Restricted Subsidiary, as the case may be) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                  (a) any liabilities of an Issuer or any Restricted Subsidiary
            (as shown on the most recent consolidated balance sheet of either Issuer and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases any such Issuer or any such Restricted Subsidiary from further liability with respect to such liabilities;

                  (b) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days (to the extent of the cash or Cash Equivalents received in that conversion); and

                  (c) any Equity Interests or assets of the kind referred to in clause (2) or (4) of the following paragraph.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, such Issuer or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

            (1) to repay or repurchase Senior Debt of such Issuer or any such Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

            (2) to acquire Equity Interests in a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

            (3) to make a capital expenditure in a Permitted Business; or

            (4) to acquire assets (other than securities) to be used in a Permitted Business.

      Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under the Senior Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers will be required to make an offer to purchase from all Holders of Notes (an "Asset Sale Offer") and, if applicable, redeem or purchase (or make an offer to do so) any Pari Passu Indebtedness of the Issuers, the provisions of which require the Issuers to redeem or purchase (or make an offer to do so) such Indebtedness with the proceeds from any Asset Sales, the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness that may be purchased (on a pro rata basis) with such Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash and the redemption or purchase price for such Pari Passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered and into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.11. Transactions with Affiliates.

      An Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are not materially less favorable to such Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

            (2) the Parent delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Parent and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

            (1) transactions between or among the Issuers and/or their Restricted Subsidiaries;

            (2) Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.07 hereof;

            (3) reasonable loans, advances, fees, benefits and compensation paid or provided to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent, any Issuer or any Restricted Subsidiary of an Issuer;

            (4) transactions pursuant to any contract or agreement in effect on the date of this Indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to such Issuer or such Restricted Subsidiary than the contract or agreement as in effect on the date of this Indenture;

            (5) transactions with a Person (other than an Unrestricted Subsidiary of an Issuer) that is an Affiliate of an Issuer solely because such Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person, so long as Affiliates of such Issuer (other than a Restricted Subsidiary of such Issuer) own, in the aggregate, no more than 10% of the Equity Interests of such Person;

            (6) the issuance or sale of Qualified Equity Interests (and the exercise of any warrants, options or other rights to acquire Qualified Equity Interests);

            (7) to the extent that an Issuer and one or more of its Restricted Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of such Issuer is the common parent, payment of dividends or other distributions by such Issuer or one or more of its Restricted Subsidiaries pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and which are used to pay, any income taxes of such tax group that are attributable to such Issuer and/or its Restricted Subsidiaries and are not payable directly by such Issuer and/or its Restricted Subsidiaries; provided that the amount of any such dividends or distributions (plus any such taxes payable directly by such Issuer and/or its Restricted Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by such Issuer and/or its Restricted Subsidiaries had such Issuer been the U.S. common parent of a separate tax group that included only such Issuer and its Restricted Subsidiaries;

            (8) (a) the payment of fees to Sponsor pursuant to the Management Agreement not to exceed $2.0 million (plus any amounts accrued pursuant to the following proviso) in any fiscal year of the Issuers; provided that such payments may accrue but may not be paid during the existence of an Event of Default arising from clause (1), (2) or (9) of the provisions described in Section 6.01, and (b) payments by an Issuer to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of Parent, and franchise taxes and other fees require to maintain its existence, actually incurred by Parent;

            (9) reimbursements of bona fide out-of-pocket expenses of Sponsor incurred in connection with the general administration and management of Parent, the Issuers and any Restricted Subsidiaries of an Issuer;

            (10) Restricted Payments that are permitted to be made in Section 4.07;

            (11) loans or advances to employees of an Issuer or any Restricted Subsidiary of an Issuer (x) in the ordinary course of business or (y) in connection with the purchase by such Persons of Equity Interests of Parent or any other direct or indirect parent of an Issuer so long as the cash proceeds of such purchase received by Parent (or such direct or indirect parent) are contemporaneously contributed to the common equity capital of an Issuer;

            (12) management, practice support and similar agreements with Related Professional Corporations entered into in the ordinary course of business and transactions pursuant thereto;

            (13) transactions and any series of transactions with an Insurance Subsidiary that is an Unrestricted Subsidiary in the ordinary course of business that otherwise have been approved by the Board of Directors of Parent and are consistent with clause (1) of the preceding paragraph; and

            (14) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of Parent, including a majority of the disinterested directors.

SECTION 4.12. Liens.

      Parent and the Issuers shall not, and shall not permit any Restricted Subsidiary of an Issuer to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness that does not constitute Senior Debt upon any of their property or assets, now owned or hereafter acquired unless:

            (1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Notes, the Notes are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

            (2) in all other cases, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13. Corporate Existence.

      Except as otherwise permitted by Section 4.10 or Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14. Offer To Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"), pursuant to the procedures described in this Section 4.14, Section 3.09 hereof and such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

      (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment all Notes or portions thereof in minimum amounts equal to $1,000 or an integral multiple of $1,000 in excess thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of

Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. Anti-Layering.

      Parent and the Issuers shall not, and shall not permit the Issuers' Restricted Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both: (a) subordinate or junior in right of payment to any Senior Debt; and (b) senior in any respect in right of payment to the Notes or any Guarantee.

      Neither the existence nor lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

SECTION 4.16. Limitation on Issuances of Guarantees of Indebtedness.

      The Issuers shall not permit any Domestic Restricted Subsidiary, directly or indirectly, to incur Indebtedness, or Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuers or any Restricted Subsidiary, unless (1) such Indebtedness is incurred by such Restricted Subsidiary pursuant to clause (2), (4), (5), (6) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under clause (2) or (5) only), (7), (10), (11), (12), (13), (14) or (15) of Section
4.09 or pursuant to clause (9) of Section 4.09 (with respect to Indebtedness incurred under any of the foregoing clauses), (2) such Restricted Subsidiary is a Subsidiary Guarantor, or (3) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture in the form of Exhibit F to this Indenture and becomes a Subsidiary Guarantor, which Guarantee shall (a) with respect to any Guarantee of Senior Debt, be subordinated in right of payment on the same terms as the Notes are subordinated to such Senior Debt and (b) with respect to any Guarantee of any other Indebtedness, be senior to or pari passu with such Restricted Subsidiary's other Indebtedness or Guarantee of or pledge to secure such other Indebtedness.

      Notwithstanding the preceding paragraph, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuers, of all of the Issuers' stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

SECTION 4.17. Business Activities.

      The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Issuers and their respective Restricted Subsidiaries taken as a whole.

      Parent will not engage in any business other than (i) performing its obligations and other activities incidental thereto under the Senior Credit Facilities, the Parent Guarantee, this Indenture and the purchase agreements and the other instruments, agreements and documents entered into by Parent in connection with the Transactions, (ii) issuing Equity Interests and making dividends and distributions with respect thereto, (iii) its ownership of Equity Interests of the Issuers and (iv) providing credit support to the Issuers and their respective Restricted Subsidiaries.

SECTION 4.18. Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of Parent may designate any Restricted Subsidiary of an Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default and the conditions set forth in the definition of "Unrestricted Subsidiary" are met. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by an Issuer and its Restricted Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (to the extent not designated a Permitted Investment) and will reduce the amount available for Restricted Payments under the first paragraph of
Section 4.07 hereof. All such outstanding Investments will be valued at their fair market value at the time of such designation, as certified to the Trustee in an Officers' Certificate. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

      An Issuer may not: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) either: (A) an Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the applicable Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) (a) an Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than an Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; or (b) the Fixed Charge Coverage Ratio of an Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than an Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio of such Issuer immediately prior to such transaction. The preceding clause (iv) shall not prohibit (a) a merger between an Issuer and a Restricted Subsidiary that is a Wholly Owned Subsidiary of such Issuer; or (b) a merger between an Issuer and an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States; so long as, in each case, the amount of Indebtedness of the Issuers and their respective Restricted Subsidiaries is not increased thereby.

      The preceding paragraph will not prohibit the sale of EmCare HoldCo substantially in its entirety that otherwise complies with the other provisions of this Indenture including Section 4.10; provided that (i) the proceeds of such transaction are contributed, transferred or otherwise applied for the benefit of AMR HoldCo to the extent required by Section 4.10 of this Indenture and (ii) such transaction does not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers and their Subsidiaries taken as a whole. In addition, an Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and any of their Restricted Subsidiaries that are Wholly Owned Restricted Subsidiaries.

SECTION 5.02. Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01 hereof (other than in accordance with the first sentence of the second paragraph thereof), the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to an "Issuer" shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of such Issuer's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

      Each of the following is an "Event of Default":

      (a) default for 30 days in the payment when due of interest on the Notes (whether or not permitted by Article 10 hereof);

      (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not permitted by Article 10 hereof);

      (c) failure by the Issuers to comply with the provisions of Section 4.14 or Section 5.01 hereof;

      (d) failure by the Issuers for 30 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding to comply with the provisions of Section 4.07,
4.09 or 4.10 hereof;

      (e) failure by the Issuers for 60 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any of its other agreements in this Indenture or the Notes;

      (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any Restricted Subsidiary of an Issuer (or the payment of which is guaranteed by Parent, an Issuer or any Restricted Subsidiary of an Issuer) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal of or premium, if any, on such Indebtedness at stated final maturity prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

      (g) failure by an Issuer or any Subsidiary of an Issuer to pay final non-appealable judgments not covered by undisputed insurance aggregating in excess of $25.0 million in excess of amounts that are covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

      (h) except as permitted by this Indenture, any Guarantee provided by Parent or a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Parent or any Guarantor that is a Significant Subsidiary of an Issuer, or any Person acting on behalf of Parent or any Guarantor that is a Significant Subsidiary of an Issuer, shall deny or disaffirm its obligations under its Guarantee; and

      (i) Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of Parent pursuant to or within the meaning of Bankruptcy Law:

            (1)   commences a voluntary case,

            (2) consents to the entry of an order for relief against it in an involuntary case,

            (3) consents to the appointment of a custodian of it or for all or substantially all of its property,

            (4) makes a general assignment for the benefit of its creditors, or

            (5)   generally is not paying its debts as they become due; or

      (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (1) is for relief against Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of Parent in an involuntary case;

            (2) appoints a custodian of Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of Parent or for all or substantially all of the property of Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of Parent; or

            (3) orders the liquidation of Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of Parent;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

      In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (f) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (f) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

SECTION 6.02. Acceleration.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Senior Credit Facilities or (ii) five Business Days after receipt by the Issuers of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default described in clause (i) or (j) of Section 6.01, all outstanding Notes shall become due and payable without further action or notice.

      After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration:

            (a) if the rescission would not conflict with any judgment or decree;

            (b) if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;

            (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

            (d) if the Issuers have paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

            (e) in the event of a cure or waiver of an Event of Default described in clause (i) or (j) of Section 6.01, the Trustee shall have received an Officers' Certificate that such Event of Default has been cured or waived.

      No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of the Notes (including in connection with an offer to purchase). The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This
Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

      Subject to Section 2.09, Holders of a majority in principal amount of the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of Holders of Notes not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction, if the Trustee, being advised by counsel, determines that such action so directed may not be lawfully taken or if the Trustee, in good faith shall by a Responsible Officer, determine that the proceedings so directed may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such
Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

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      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes To Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to any Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they

                                      -64-
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      conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

      (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers and except to the extent required by law or by any other provisions of this Indenture. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

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

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge.

SECTION 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any securities exchange or of any delisting thereof.

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SECTION 7.07. Compensation and Indemnity.

      The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Issuers shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to
Section 8.05 hereof.

      The Issuers shall indemnify the Trustee and its agents against any and all losses, liabilities or expenses (including but not limited to compensation, fees, disbursements and expenses of Trustee's agents and counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this
Section 7.07 shall not be subordinated to any other liability or Indebtedness of the Issuers.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                                      -67-
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      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, or transfers its rights and obligations as Trustee under this Indenture to an Affiliate, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                                      -68-
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SECTION 7.11. Preferential Collection of Claims Against the Issuers.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Right to Setoff.

      The Trustee hereby waives the right to setoff any claim that it may have against the Issuers in any capacity (other than, to the extent permitted by applicable law, in its capacity as Trustee) against any of the assets of the Issuers held by the Trustee.

                                   ARTICLE 8

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Satisfaction and Discharge.

      The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Guarantors under the Subsidiary Guarantees and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this
Section 8.01, if:

      (a) all the Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation, or

      (b) (i) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, or will become due and payable within one year, or may be called for redemption within one year or have been called for redemption pursuant to Article 5 of the Notes and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound; (iii) an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

      In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

      In the case of clause (b) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers' obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.13 (as to legal existence of the Issuers only), 7.07, 8.07 and 8.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers' obligations in Sections 7.07, 8.07 and 8.08 shall survive.

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      After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option To Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may, at the option of the Board of Directors of Parent evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance.

      Upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund described in Section 8.05, (b) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Issuers may exercise their option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04. Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their respective obligations under the covenants set forth in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 (other than as to the legal existence of the Issuers), 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.02 hereof of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections 6.01(c), (d), (f), (g) or (h) hereof shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.03 or 8.04 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (i) the Issuers must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, in the opinion of an investment bank, appraisal firm, or firm of independent public accountants nationally recognized in the United States, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (ii) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of an election under Section 8.04 hereof, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement (including the Senior Credit Facilities) or instrument (other than this Indenture) to which an Issuer or any Subsidiary of an Issuer is a party or by which an Issuer or any Subsidiary of an Issuer is bound;

            (vi) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or others; and

            (vii) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. Deposited Money and Cash Equivalents To Be Held in Trust; Other
              Miscellaneous Provisions.

      Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to this Article 8 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Sections 8.01 or 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to the Issuers.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.08. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Issuers' obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or non-callable Government Securities in accordance with this Article 8; provided, however, that, if the Issuers make any payment of interest on, or principal of, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars or non-callable Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement this Indenture or the Notes:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or the sale of all or substantially all of the Issuers' assets;

      (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

      (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

      (g) to allow any Subsidiary to guarantee the Notes; or

      (h) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee.

      Upon the request of the Issuers accompanied by a resolution of the Board of Directors of Parent authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that such amended or supplemental Indenture complies with this Section 9.01 (except, in the case of an amendment of type contemplated in clause (g) above, an Opinion of Counsel shall only be required if required under the TIA), the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, the Notes). Section
2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Issuers accompanied by a resolution of the Board of Directors of Parent authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that any such amended or supplemental Indenture complies with this Section 9.02, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail (or shall cause the Trustee to mail) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided in the first paragraph of this Section 9.02 with respect to Sections 3.09, 4.10 and 4.14 hereof;

      (c) reduce the rate of or change the time for payment of interest on any Note;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of (i) past Defaults or (ii) the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

      (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.14 hereof);

      (h) modify or change Article 10 or Section 11.02 in any manner that materially adversely affects the Holders of Notes;

      (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

      (j) release any Guarantor from any of its obligations under its Guarantee of the Notes or this Indenture, except in accordance with the terms of this Indenture.

SECTION 9.03. Compliance With Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01. Agreement to Subordinate.

      The Issuers agree, and each Holder by accepting a Note agrees, that the Obligations evidenced by the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02. Liquidation; Dissolution; Bankruptcy.

      (A) The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all amounts due or to become due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive Reorganization Securities), in the event of any distribution to creditors of an Issuer in any Insolvency or Liquidation Proceeding with respect to such Issuer. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of an Issuer of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled shall be paid by such Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

SECTION 10.03. Default on Designated Senior Debt.

      (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Designated Senior Debt, or any Obligation owing from time to time under or in respect of Designated Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Designated Senior Debt shall have occurred and be continuing and shall have resulted in such Designated Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of the Issuers on account of the Notes (other than payments in the form of Reorganization Securities):

            (1) in case of any payment or nonpayment default specified in (a), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Designated Senior Debt or such acceleration shall have been rescinded or annulled; or

            (2) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Issuers or the Trustee receives written notice (a "Payment Blockage Notice") of such event of default (which notice shall be binding on the Trustee and the Holders of Notes as to the occurrence of such a payment default or nonpayment event of default) from the Administrative Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of:

                  (A) 179 days after such date;

                  (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash or Cash Equivalents or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt; and

                  (C) the date on which the Trustee receives written notice from the Administrative Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period;

      unless the maturity of any Designated Senior Debt has been accelerated

      (b) During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04. Acceleration of Securities.

      If payment of the Securities is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05. When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. Notice By the Issuers.

      The Issuers shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. Subrogation.

      After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

SECTION 10.08. Relative Rights.

      This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

      (a) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

      (b) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

      (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

      If the Issuers fail because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09. Subordination May Not Be Impaired by the Issuers.

      No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

SECTION 10.10. Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuers or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. Authorization To Effect Subordination.

      Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the lenders under the Senior Credit Facilities are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. Amendments.

      No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under this Article 10, without the consent of such holder or, in accordance with the terms of such Senior Debt, the consent of the agent or representative of such holder or the requisite holders of such Senior Debt or Designated Senior Debt.

SECTION 10.14. Trust Payments and Distributions.

      Notwithstanding anything in this Article 10 to the contrary, payments and distributions made from any trust established pursuant to Article 8 hereof will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements of Article 8 hereof and did not violate the subordination provisions when they were made.

                                   ARTICLE 11

                                   GUARANTEES

SECTION 11.01. Guarantee.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 11.02. Subordination of Guarantee.

      The Obligations of each Guarantor under its Guarantee pursuant to this
Article 11 shall be junior and subordinated to the Guarantee of any Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

SECTION 11.03. Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. Execution and Delivery of Guarantee.

      To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer thereof.

      Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that any Subsidiary is required by Section 4.16 hereof to become a Guarantor, the Issuers shall cause such Subsidiary to execute supplemental indentures to this Indenture and Guarantees in accordance with this
Article 11.

SECTION 11.05. Releases.

      The Subsidiary Guarantee of a Subsidiary Guarantor shall be released:

            (a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if the Issuer that directly or indirectly owns such Subsidiary Guarantor applies the Net Proceeds of such sale or other disposition, in accordance with the applicable provisions of this Indenture;

            (b) in connection with the sale of all of the capital stock of a Subsidiary Guarantor, if the Issuer that directly or indirectly owns such Subsidiary Guarantor applies the Net Proceeds of that sale, in accordance with the applicable provisions of this Indenture;

            (c) in connection with any transaction which results in a Subsidiary Guarantor ceasing to be a Restricted Subsidiary of an Issuer, if the transaction is not in violation of the applicable provisions of this Indenture;

            (d) if an Issuer designates any Restricted Subsidiary of such Issuer that is a Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the applicable provisions of this Indenture; or

            (e) if a Subsidiary Guarantor has no outstanding Indebtedness after giving effect to such release other than pursuant to clause (2), (4), (5),
      (6) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under clause (2) or (5) only), (7), (10),
      (11), (12), (13), (14) or (15) of Section 4.09 or pursuant to clause (9)
      of Section 4.09 (with respect to Indebtedness incurred under any of the foregoing clauses) and an Officers' Certificate certifying the foregoing is presented to the Trustee together with a request to release such Subsidiary Guarantor from its Subsidiary Guarantee.

      Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

      Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

      This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

      The provisions of TIA Section 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

      Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

      If to any Issuer and/or any Guarantor:

              AMR HoldCo, Inc.
              EmCare HoldCo, Inc.
              6200 S. Syracuse Way, Suite 200
              Greenwood Village, Colorado 80111
              Facsimile:  (303) 495-1200
              Attention:  General Counsel

      Copy to:

              Kaye Scholer LLP
              425 Park Avenue
              New York, New York 10022
              Facsimile: (212) 836-8689
              Attention:  Joel I. Greenberg
                          Lynn Toby Fisher

      If to the Trustee:

              Cheryl Clarke
              Corporate Trust Services
              U.S. Bank Trust National Association
              100 Wall Street, Suite 1600
              New York, New York 10005

      Copy to:

              David T. Anderson
              Anderson Aquino LLP
              260 Franklin Street
              Boston, MA 02110

      Any Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. Communication by Holders of Notes With Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

      (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 12.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

      No director, officer, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.08. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of an Issuer or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. All agreements of each Guarantor in this Indenture shall bind its successors.

SECTION 12.10. Successors.

      All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

SECTION 12.11. Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 10, 2005

                                          Very truly yours,

                                          AMR HOLDCO, INC.

                                          By: /s/ William A. Sanger
                                              ----------------------------------
                                              Name:  William A. Sanger
                                              Title: Chief Executive Officer

                                          EMCARE HOLDCO, INC.

                                          By: /s/ William A. Sanger
                                              ----------------------------------
                                              Name:  William A. Sanger
                                              Title: Chief Executive Officer

                              EMERGENCY MEDICAL SERVICES L.P.

                              By: Emergency Medical Services Corporation,
                                  its general partner

                                  By: /s/ William A. Sanger
                                      -------------------------------------
                                      Name:  William A. Sanger
                                      Title: Chairman and Chief Executive
                                             Officer

                              AMERICAN MEDICAL RESPONSE, INC.
                              HANK'S ACQUISITION CORP.
                              FOUNTAIN AMBULANCE SERVICE, INC.
                              MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
                              AMERICAN MEDICAL RESPONSE WEST
                              METROPOLITAN AMBULANCE SERVICE
                              AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
                              DESERT VALLEY MEDICAL TRANSPORT, INC.
                              SPRINGS AMBULANCE SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
                              INTERNATIONAL LIFE SUPPORT, INC.
                              MEDEVAC MIDAMERICA, INC.
                              MEDEVAC MEDICAL RESPONSE, INC.
                              AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.
                              AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
                              KUTZ AMBULANCE SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
                              AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
                              A1 LEASING, INC.
                              FLORIDA EMERGENCY PARTNERS, INC.
                              MOBILE MEDIC AMBULANCE SERVICE, INC.
                              METRO AMBULANCE SERVICE, INC.
                              METRO AMBULANCE SERVICE (RURAL), INC.
                              MEDIC ONE AMBULANCE SERVICES, INC.
                              AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC. AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC. AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
                              TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC. RANDLE EASTERN AMBULANCE SERVICE, INC.
                              MEDI-CAR SYSTEMS, INC.
                              MEDI-CAR AMBULANCE SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
                              PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC. AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC. MIDWEST AMBULANCE MANAGEMENT COMPANY
                              PARAMED, INC.

                              MERCY AMBULANCE OF EVANSVILLE, INC.
                              TIDEWATER AMBULANCE SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE OF CONNECTICUT,
                                INCORPORATED
                              AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC. AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC. AMBULANCE ACQUISITION, INC.
                              METRO AMBULANCE SERVICES, INC.
                              BROWARD AMBULANCE, INC.
                              ATLANTIC AMBULANCE SERVICES ACQUISITION, INC. ATLANTIC/KEY WEST AMBULANCE, INC.
                              ATLANTIC/PALM BEACH AMBULANCE, INC.
                              SEMINOLE COUNTY AMBULANCE, INC.
                              LIFEFLEET SOUTHEAST, INC.
                              AMERICAN MEDICAL PATHWAYS, INC.
                              ADAM TRANSPORTATION SERVICE, INC.
                              ASSOCIATED AMBULANCE SERVICE, INC.
                              PARK AMBULANCE SERVICE INC.
                              FIVE COUNTIES AMBULANCE SERVICE, INC.
                              SUNRISE HANDICAP TRANSPORT CORP.
                              STAT HEALTHCARE, INC.
                              LAIDLAW MEDICAL TRANSPORTATION, INC.
                              MERCY, INC.
                              AMERICAN INVESTMENT ENTERPRISES, INC.
                              LIFECARE AMBULANCE SERVICE, INC.
                              TEK, INC.
                              MERCY LIFE CARE
                              HEMET VALLEY AMBULANCE SERVICE, INC.
                              AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA MEDIC ONE OF COBB, INC.
                              PUCKETT AMBULANCE SERVICE, INC.

                              AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC
                              By: American Medical Response Mid-Atlantic, Inc., its sole member

                              REGIONAL EMERGENCY SERVICES, LP
                              By: Florida Emergency Partners, Inc., its general partner

                              PROVIDACARE, L.L.C.
                              By:  American Medical Pathways, Inc., its sole
                                   member

                              By:  /s/ Randel G. Owen
                                   ---------------------------------
                                   Name:  Randel G. Owen
                                   Title: Vice President

                              EMCARE HOLDINGS INC.
                              EMCARE, INC.
                              EMCARE OF ALABAMA, INC.
                              EMCARE CONTRACT OF ARKANSAS, INC.
                              EMCARE OF ARIZONA, INC.
                              EMCARE OF CALIFORNIA, INC.
                              EMCARE OF COLORADO, INC.
                              EMCARE OF CONNECTICUT, INC.
                              EMCARE OF FLORIDA, INC.
                              EMCARE OF GEORGIA, INC.
                              EMCARE OF HAWAII, INC.
                              EMCARE OF INDIANA, INC.
                              EMCARE OF IOWA, INC.
                              EMCARE OF KENTUCKY, INC.
                              EMCARE OF LOUISIANA, INC.
                              EMCARE OF MAINE, INC.
                              EMCARE OF MICHIGAN, INC.
                              EMCARE OF MINNESOTA, INC.
                              EMCARE OF MISSISSIPPI, INC.
                              EMCARE OF MISSOURI, INC.
                              EMCARE OF NEVADA, INC.
                              EMCARE OF NEW HAMPSHIRE, INC.
                              EMCARE OF NEW JERSEY, INC.
                              EMCARE OF NEW MEXICO, INC.
                              EMCARE OF NEW YORK, INC.
                              EMCARE OF NORTH CAROLINA, INC.
                              EMCARE OF NORTH DAKOTA, INC.
                              EMCARE OF OHIO, INC.
                              EMCARE OF OKLAHOMA, INC.
                              EMCARE OF OREGON, INC.
                              EMCARE OF PENNSYLVANIA, INC.

                              EMCARE OF RHODE ISLAND, INC.
                              EMCARE OF SOUTH CAROLINA, INC.
                              EMCARE OF TENNESSEE, INC.
                              EMCARE OF TEXAS, INC.
                              EMCARE OF VERMONT, INC.
                              EMCARE OF VIRGINIA, INC.
                              EMCARE OF WASHINGTON, INC.
                              EMCARE OF WEST VIRGINIA, INC.
                              EMCARE OF WISCONSIN, INC.
                              EMCARE PHYSICIAN PROVIDERS, INC.
                              EMCARE PHYSICIAN SERVICES, INC.
                              EMCARE SERVICES OF ILLINOIS, INC.
                              EMCARE SERVICES OF MASSACHUSETTS, INC.
                              EMCARE ANESTHESIA SERVICES, INC.
                              ECEP, INC.
                              COORDINATED HEALTH SERVICES, INC.
                              EM-CODE REIMBURSEMENT SOLUTIONS, INC.
                              EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.
                              EMERGENCY SPECIALISTS OF ARKANSAS, INC. II
                              FIRST MEDICAL/EMCARE, INC.
                              HEALTHCARE ADMINISTRATIVE SERVICES, INC.
                              OLD STAT, INC.
                              REIMBURSEMENT TECHNOLOGIES, INC.
                              STAT PHYSICIANS, INC.
                              THE GOULD GROUP, INC.
                              TIFTON MANAGEMENT SERVICES, INC.
                              TUCKER EMERGENCY SERVICES, INC.
                              HELIX PHYSICIANS MANAGEMENT, INC.
                              NORMAN BRUCE JETTON, INC.
                              PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC. AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC. PHYSICIAN ACCOUNT MANAGEMENT, INC.
                              PROVIDER ACCOUNT MANAGEMENT, INC.
                              CHARLES T. MITCHELL, INC.

                              EMCARE OF MARYLAND LLC,
                              By: EmCare Holdings Inc. and EmCare, Inc., its
                                  members

                              EMS MANAGEMENT LLC
                              By: AMR HoldCo, Inc. and EmCare HoldCo, Inc., its
                                  members

                              By: /s/ William A. Sanger
                                  ----------------------------------
                                  Name:  William A. Sanger
                                  Title: Chief Executive Officer

U.S. BANK TRUST NATIONAL ASSOCIATION
  AS TRUSTEE

By:      /s/ Cheryl Clarke
    ----------------------------------
           (Authorized Signatory)

                                    EXHIBIT A

                                 (Face of Note)

                     10% Senior Subordinated Notes due 2015

CUSIP No. _______________                                         $____________

      AMR HOLDCO, INC., a Delaware corporation ("AMR HoldCo") and EMCARE HOLDCO, INC., a Delaware corporation ("EmCare HoldCo" and, together with AMR HoldCo, the "Issuers", which term includes any successor entity) promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________ Dollars on February 15, 2015

      Interest Payment Dates: February 15 and August 15.

      Record Dates: February 1 and August 1.

DATED:

                                          AMR HOLDCO, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                          EMCARE HOLDCO, INC.

                                          By: __________________________________
                                              Name:
                                              Title

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
  AS TRUSTEE

By:  __________________________________
            (Authorized Signatory)

                                 (Back of Note)

                     10% Senior Subordinated Notes due 2015

      THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

      THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A)(1) TO AMR HOLDCO, INC., EMCARE HOLDCO, INC. OR ANY RESPECTIVE SUBSIDIARY THEREOF, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
(A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF

THE STATES OF THE UNTIED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. AMR HoldCo, Inc., a Delaware corporation ("AMR HoldCo") and EmCare HoldCo, Inc., a Delaware corporation ("EmCare HoldCo" and, together with AMR HoldCo, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 10% per annum from the date hereof until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers shall pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be August 15, 2005. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder.

      4. Indenture. The Issuers issued the Notes under an Indenture dated as of February 10, 2005 (the "Indenture") between the Issuers, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. Optional Redemption.

      (a) At any time prior to February 15, 2008, the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of additional Notes) issued under the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Notes (calculated after giving effect to the issuance of additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their respective Subsidiaries); and (2) such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

      (b) On or after February 15, 2010, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year                        Percentage
----                        ----------
2010....................    105.000%
2011....................    103.333%
2012....................    101.667%
2013 and thereafter.....    100.000%

      6. Mandatory Redemption.

      Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuers shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase. The Issuers are, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Issuers, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the Notes, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture with respect to the Notes or to evidence or provide for the acceptance of appointment under the Indenture by a successor Trustee.

      12. Defaults and Remedies. Events of Default include: (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 of the Indenture); (b) default in payment of the principal of or premium, if any, on the (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Issuers to comply with the provisions of Section
4.14 or Section 5.01 of the Indenture; (d) failure by the Issuers for 30 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding to comply with the provisions of Section 4.07, 4.09 or 4.10 of the Indenture; (e) failure by the Issuers for 60 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with any of its other agreements in the Indenture or the Notes; (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any Restricted Subsidiary of an Issuer (or the payment of which is guaranteed by the Parent, an Issuer or any Restricted Subsidiary of an Issuer) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (i) is caused by a failure to pay principal of or premium, if any, on such Indebtedness at final maturity prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (g) failure by an Issuer or any Subsidiary of an Issuer to pay final non-appealable judgments not covered by undisputed insurance aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (h) except as permitted by the Indenture, any Guarantee provided by Parent or a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Parent or any Guarantor that is a Significant Subsidiary of an Issuer, or any Person acting on behalf of Parent or any Guarantor that is a Significant Subsidiary of an Issuer, shall deny or disaffirm its obligations under its Guarantee; and (i) certain events of bankruptcy or insolvency with respect to Parent, an Issuer or any Restricted Subsidiary of an Issuer that is a Significant Subsidiary of Parent. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (f) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (f) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if: (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of: (i) an acceleration of any such Indebtedness under the Senior Credit Facilities; or
(ii) five Business Days after receipt by the Issuers of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. Trustee Dealings With the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

      14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Issuer or any of the Guarantors, as such, shall have any liability for any obligations of such Issuer or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 10, 2005, between the Issuers and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            AMR HoldCo, Inc.
            EmCare HoldCo, Inc.
            6200 S. Syracuse Way, Suite 200
            Greenwood Village, Colorado 80111
            Facsimile:  (303) 495-1200
            Attention:  General Counsel

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

                                   Your Signature:

                                   _____________________________________________
                                   (Sign exactly as your name appears on the face of this Note)
SIGNATURE GUARANTEE.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

      Section 4.10               Section 4.14

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date:

                                 Your Signature:

                                 -------------------------------------------
                                 (Sign exactly as your name appears on the Note) Tax Identification No.: _______________________
SIGNATURE GUARANTEE.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

AMR HoldCo, Inc.
EmCare HoldCo, Inc.
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111
Attention:  General Counsel

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services

                   Re: 10% Senior Subordinated Notes due 2015

      Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "Indenture"), between AMR HoldCo, Inc. and EmCare HoldCo, Inc., as issuers (the "Issuers"), the Guarantors party thereto and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

      [CHECK ALL THAT APPLY]

      1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

            or

            (b) such Transfer is being effected to the Issuers or a subsidiary thereof;

            or

            (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

            or

            (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                          ______________________________________
                                                [Insert Name of Transferor]

                                          By: _________________________________
                                              Name:
                                              Title:

Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1. The Transferor owns and proposes to transfer the following:

      [CHECK ONE OF (a) OR (b)]

      (a) a beneficial interest in the:

            (i)   144A Global Note (CUSIP ), or

            (ii)  Regulation S Global Note (CUSIP ), or

            (iii) IAI Global Note (CUSIP ); or

      (b) a Restricted Definitive Note.

      2. After the Transfer the Transferee will hold:

      [CHECK ONE]

      (a) a beneficial interest in the:

            (i)   144A Global Note (CUSIP ), or

            (ii)  Regulation S Global Note (CUSIP ), or

            (iii) IAI Global Note (CUSIP ); or

            (iv)  Unrestricted Global Note (CUSIP ); or

      (b) a Restricted Definitive Note; or

      (c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

AMR HoldCo, Inc.
EmCare HoldCo, Inc.
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111
Attention:  General Counsel

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services

                   Re: 10% Senior Subordinated Notes due 2015

(CUSIP______________)

      Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "Indenture"), between AMR HoldCo, Inc. and EmCare HoldCo, Inc., as issuers (the "Issuers"), the Guarantors party thereto and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                          ______________________________________
                                                 [Insert Name of Owner]

                                          By:___________________________________
                                             Name:
                                             Title:

Dated:

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AMR HoldCo, Inc.
EmCare HoldCo, Inc.
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111
Attention:  General Counsel

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services

                   Re: 10% Senior Subordinated Notes due 2015

      Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "Indenture"), between AMR HoldCo, Inc. and EmCare HoldCo, Inc., as issuers (the "Issuers"), the Guarantors party thereto and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) a beneficial interest in a Global Note, or

      (b) a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          [INSERT NAME OF ACCREDITED INVESTOR]

                                          By: _________________________________
                                              Name:
                                              Title:

Dated:

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 10, 2005 (the "Indenture") among AMR HoldCo, Inc., EmCare HoldCo, Inc., (together, the "Issuers"), the Guarantors party thereto and U.S. Bank Trust National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                          [NAME OF GUARANTOR]

                                          By: _________________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of [ ] (or its permitted successor), a Delaware corporation, the Issuers (as defined in the Indenture referred to herein), the other Guarantors (as defined in the Indenture) and U.S. Bank Trust National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers and the Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 10, 2005 providing for the issuance of 10% Senior Subordinated Notes due 2015 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all other Guarantors, to jointly and severally unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be
            promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 of the Indenture, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (d) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (e) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

      3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      4. Releases.

      (a) The Subsidiary Guarantee of a Subsidiary Guarantor shall be released:

            (i) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if the Issuer that directly or indirectly owns such Subsidiary Guarantor applies the Net Proceeds of such sale or other disposition, in accordance with the applicable provisions of the Indenture;

            (ii) in connection with the sale of all of the capital stock of a Subsidiary Guarantor, if the Issuer that directly or indirectly owns such Subsidiary Guarantor applies the Net Proceeds of that sale, in accordance with the applicable provisions of the Indenture;

            (iii) in connection with any transaction which results in a Subsidiary Guarantor ceasing to be a Restricted Subsidiary of an Issuer, if the transaction is not in violation of the applicable provisions of the Indenture;

            (iv) if an Issuer designates any Restricted Subsidiary of such Issuer that is a Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the applicable provisions of the Indenture; or

            (v) if a Subsidiary Guarantor has no outstanding Indebtedness after giving effect to such release other than pursuant to clause (2), (4), (5),
      (6) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under clause (2) or (5) only), (7), (10),
      (11), (12), (13), (14) or (15) of Section 4.09 of the Indenture or pursuant to clause (9) of Section 4.09 of the Indenture (with respect to Indebtedness incurred under any of the foregoing clauses) and an Officers' Certificate certifying the foregoing is presented to the Trustee together with a request to release such Subsidiary Guarantor from its Subsidiary Guarantee.

      Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

      (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

      6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of Parent or the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers, Parent or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, ____

                                          [GUARANTEEING SUBSIDIARY]

                                          By: _________________________________
                                              Name:
                                              Title:

                                          AMR HOLDCO, INC.

                                          By: _________________________________
                                              Name:
                                              Title:

                                          EMCARE HOLDCO, INC.

                                          By: _________________________________
                                              Name:
                                              Title:

                                          [GUARANTORS]

                                          By: _________________________________
                                              Name:
                                              Title:

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

      The following schedule lists each Guarantor under this Indenture as of the date of this Indenture:

[GUARANTORS]

                                    Sch. I-1